EXHIBIT 99.1
E

Claritev Corporation Reports First Quarter 2025 Results
–Q1 2025 Revenues of $231.3 million, Net Loss of $71.3 million, and Adjusted EBITDA of $142.1 million (Adjusted EBITDA Margin of 61.4%)
–Reaffirms full-year guidance
McLean, VA — May 8, 2025 — Claritev Corporation (“Claritev” or the “Company”) (NYSE: CTEV), a technology, data and insights company focused on making healthcare more affordable, transparent and fair for all, today reported financial results for the first quarter ended March 31, 2025.

“There is tremendous excitement at Claritev as we kick off 2025 - our ‘Year of The Turn.’ We’ve already announced major milestones, and our teams are amplifying this positive momentum as we continue on our planned course for the year,” said Travis Dalton, Chairman, CEO and President of Claritev.

“Already in 2025, we’ve made advances on our key objectives by completing our debt extension, launching our full rebranding to Claritev, and forming strategic alliances with Oracle (leveraging its Oracle Cloud Infrastructure and Oracle Cloud Marketplace), J2 Health (supporting our network development strategy including those related to the Medicare Advantage program), and most recently, Burjeel Holdings, with whom we intend to expand Claritev’s footprint globally. These achievements will continue to build with our recent successful recruitment of our new Chief Medical Officer, Chief AI Officer, and Jason Kap, our new Board member, who will all help propel Claritev’s strategic growth, transformation, and mission to bring greater transparency to the healthcare ecosystem through innovative products and solutions.”

Mr. Dalton concluded: “In just the first few months of this year, we’ve been focused on delivering on our commitments, harnessing the talents of our teams, expanding the reach and scalability of our products, and unlocking access to new markets. We remain resolute in improving our say/do ratio and are affirming our full-year guidance. We are excited to share even more successes and milestones in the months ahead.”

Business and Financial Highlights
•Revenues of $231.3 million for Q1 2025, a decrease of 1.4%, compared to revenues of $234.5 million for Q1 2024.
•Net loss of $71.3 million for Q1 2025, compared to net loss of $539.7 million for Q1 2024.
•Adjusted EBITDA of $142.1 million for Q1 2025, compared to Adjusted EBITDA of $146.8 million for Q1 2024.
•Net cash used by operating activities of $30.1 million for Q1 2025, compared to net cash provided by operating activities of $49.7 million for Q1 2024.
•Free Cash Flow of $(68.9) million for Q1 2025, compared to Free Cash Flow of $19.2 million for Q1 2024.
•The Company ended Q1 2025 with $23.1 million of unrestricted cash and cash equivalents on the balance sheet.
•The Company processed approximately $42.9 billion in claim charges during Q1 2025, identifying potential medical cost savings of approximately $6.2 billion.

EXHIBIT 99.1
2025 Financial Guidance1
The Company is reaffirming its full-year 2025 guidance, detailed in the table below:

Financial Metric	FY 2025 Guidance
Revenues	(2)% to flat from FY 2024
Adjusted EBITDA Margin[1]	62.5% to 63.5%
Capital expenditures	$155 million to $165 million
Effective tax rate	25% to 28%
Free Cash Flow	$(65) million to $(75) million
Conference Call Information

The Company will host a conference call today, Thursday, May 8, 2025 at 8:00 a.m. U.S. Eastern Time (ET) to discuss its financial results. To join the conference call, please pre-register using the following link at least ten minutes before the call begins: https://www.netroadshow.com/events/login?show=fda0d49d&confId=80335. Upon registration, you will receive a calendar invitation with call access details and a unique pin.
A live webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at investors.claritev.com/events-and-presentations. Participants should join the webcast ten minutes prior to the start of the conference call. This earnings press release and a supplemental slide deck will also be available on this section of the Company’s website.
For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the Investor Relations section of the Company’s website. For those requiring operator assistance please dial (404) 975-4839 or (833) 470-1428. The access code is 685315.
About Claritev

Claritev, formerly known as MultiPlan, is a healthcare technology, data and insights company focused on delivering affordability, transparency and quality to the U.S. healthcare system. Led by a team of deeply experienced associates, data scientists, and innovators, Claritev provides cutting-edge solutions and services fueled by over 40 years of claims processing data. Claritev leverages world-class technology and AI to power a robust enterprise platform that delivers meaningful insights to drive affordability and price transparency, and optimizes networks and benefits design in healthcare. By developing purpose-built solutions that support all key stakeholders - including payors, employers, patients, providers, and third parties - Claritev is dedicated to making healthcare more accessible and affordable for all.

Claritev serves more than 700 healthcare payors, over 100,000 employers, 60 million consumers, and 1.4 million contracted providers. For more information, visit claritev.com.

1 We have not reconciled the forward-looking Adjusted EBITDA guidance included above to the most directly comparable GAAP (as defined below) measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

EXHIBIT 99.1

Investor Relations Contacts
Jason Wong
SVP, Treasury & Investor Relations
Claritev
866-909-7427
investor@claritev.com
Shawna Gasik
AVP, Investor Relations
Claritev
866-909-7427
investor@claritev.com

Media Relations Contact
Pamela Walker
VP, Marketing & Communication
Claritev
781-895-3118
press@claritev.com

Forward Looking Statements

This press release includes statements that express our and our subsidiaries’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this press release, including, but not limited to, statements relating to the anticipated benefits of our rebranding, our strategic alliances with third parties, our global expansion, our recent executive hires and elected directors, and our debt refinancing; our 2025 outlook and guidance; and the long-term prospects of the Company. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include: loss of our clients, particularly our largest clients; the ability to achieve the goals of our strategic plans and recognize the anticipated strategic, operational, growth and efficiency benefits when expected; our ability to enter new lines of business and broaden the scope of our services; the loss of key members of our management team or inability to maintain sufficient qualified personnel; our ability to continue to attract, motivate and retain a large number of skilled employees, and adapt to the effects of inflationary pressure on wages; trends in the U.S. healthcare system, including recent trends of unknown duration of reduced healthcare utilization and increased patient financial responsibility for services; effects of competition; effects of pricing pressure; the inability of our clients to pay for our services; changes in our industry and in industry standards and technology; adverse outcomes related to litigation or governmental proceedings; interruptions or security breaches of our information technology systems and other cybersecurity attacks; our ability to maintain the licenses or right of use for the software we use; our ability to protect proprietary information, processes and applications; our inability to expand our network infrastructure; inability to preserve or

EXHIBIT 99.1
increase our existing market share or the size of our preferred provider organization networks; decreases in discounts from providers; pressure to limit access to preferred provider networks; changes in our regulatory environment, including healthcare law and regulations; the expansion of privacy and security laws; heightened enforcement activity by government agencies; our ability to obtain additional financing; our ability to pay interest and principal on our notes and other indebtedness; lowering or withdrawal of our credit ratings; changes in accounting principles or the incurrence of impairment charges; the possibility that we may be adversely affected by other political, economic, business, and/or competitive factors; other factors disclosed in our Securities and Exchange Commission (“SEC”) filings; and other factors beyond our control.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other documents filed or to be filed with the SEC by us. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Free Cash Flow, Unlevered Free Cash Flow and Adjusted cash conversion ratio are supplemental measures of Claritev’s performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial or operating performance under GAAP, have limitations as analytical tools and should not be considered in isolation or as an alternative to net (loss) income, cash flows or any other measures of performance prepared in accordance with GAAP.

EBITDA represents net (loss) income before interest expense, interest income, income tax provision (benefit), depreciation, amortization of intangible assets, and non-income taxes. Adjusted EBITDA is EBITDA as further adjusted by certain items as described in the table below.

In addition, in evaluating EBITDA and Adjusted EBITDA you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of EBITDA and Adjusted EBITDA. The presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The calculations of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Based on our industry and debt financing experience, we believe that EBITDA and Adjusted EBITDA are customarily used by investors, analysts and other interested parties to provide useful information regarding a company’s ability to service and/or incur indebtedness.

EXHIBIT 99.1

We also believe that Adjusted EBITDA is useful to investors and analysts in assessing our operating performance during the periods these charges were incurred on a consistent basis with the periods during which these charges were not incurred. Both EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of the limitations are:

•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes; and

•Although depreciation and amortization are non-cash charges, the tangible assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

Claritev’s presentation of Adjusted EBITDA should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, all as disclosed in the Statements of Cash Flows. Unlevered Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, plus cash interest paid, all as disclosed in the Statements of Cash Flows. Free Cash Flow and Unlevered Free Cash Flow are measures of our operational performance used by management to evaluate our business after purchases of property and equipment and, in the case of Unlevered Free Cash Flow, prior to the impact of our capital structure. Free Cash Flow and Unlevered Free Cash Flow should be considered in addition to, rather than as a substitute for, consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, Claritev’s definitions of Free Cash Flow and Unlevered Free Cash Flow are limited, in that they do not represent residual cash flows available for discretionary expenditures, due to the fact that the measures do not deduct the payments required for debt service, in the case of Unlevered Free Cash Flow, and other contractual obligations or payments made for business acquisitions.

Adjusted cash conversion ratio is defined as Unlevered Free Cash Flow divided by Adjusted EBITDA. Claritev believes that the presentation of the Adjusted cash conversion ratio provides useful information to investors because it is an financial performance measure that shows how much of its Adjusted EBITDA Claritev converts into Unlevered Free Cash Flow.

EXHIBIT 99.1
CLARITEV CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$23,129	$16,848
Restricted cash	10,771	12,824
Trade accounts receivable, net	93,466	89,758
Prepaid expenses	27,169	20,493
Prepaid taxes	—	6,747
Unbilled Independent Dispute Resolution fees, net	23,112	21,850
Other current assets, net	7,188	6,995
Total current assets	184,835	175,515
Property and equipment, net	303,782	292,649
Operating lease right-of-use assets	12,098	16,097
Goodwill	2,403,140	2,403,140
Other intangibles, net	2,140,352	2,226,323
Other assets, net	40,317	37,103
Total assets	$5,084,524	$5,150,827
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$34,506	$86,327
Accrued interest	53,409	55,532
Accrued taxes	25,389	—
Operating lease obligation, short-term	4,607	4,385
Current portion of long-term debt	14,690	13,250
Accrued compensation	21,781	33,690
Other accrued expenses	26,090	20,606
Total current liabilities	180,472	213,790
Long-term debt	4,519,673	4,509,725
2025 revolving credit facility	80,000	—
Operating lease obligation, long-term	12,854	13,857
Private Placement Warrants and Unvested Founder Shares	—	—
Deferred income taxes	272,502	325,834
Other liabilities	4,198	3,599
Total liabilities	5,069,699	5,066,805
Commitments and contingencies (Note 7)
Shareholders’ equity:
Shareholder interests
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; no shares issued	—	—
Common stock, $0.0001 par value — 1,500,000,000 shares authorized; 17,179,228 and 16,930,827 issued; 16,436,369 and 16,187,968 shares outstanding	2	2
Additional paid-in capital	2,376,700	2,372,955
Accumulated other comprehensive loss	(6,687)	(5,063)
Retained deficit	(2,216,457)	(2,145,139)
Treasury stock — 742,859 and 742,859 shares	(138,733)	(138,733)
Total shareholders’ equity	14,825	84,022
Total liabilities and shareholders’ equity	$5,084,524	$5,150,827

EXHIBIT 99.1
CLARITEV CORPORATION
Unaudited Condensed Consolidated Statements of Loss and Comprehensive Loss
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenues	$231,330	$234,508
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	60,436	60,077
General and administrative expenses	50,635	34,857
Depreciation	24,546	20,989
Amortization of intangible assets	85,971	85,971
Loss on impairment of goodwill and intangible assets	—	519,050
Total expenses	221,588	720,944
Operating income (loss)	9,742	(486,436)
Interest expense	91,636	82,198
Interest income	(488)	(926)
Transaction Costs - Refinancing Transaction	7,792	—
Loss (gain) on extinguishment of debt	670	(5,913)
Loss on investments	—	—
Gain on change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(130)
Net loss before taxes	(89,868)	(561,665)
Benefit for income taxes	(18,549)	(21,976)
Net loss	$(71,319)	$(539,689)

Weighted average shares outstanding – Basic and Diluted(1)	16,273,439	16,158,356

Net loss per share – Basic and Diluted(1)	$(4.38)	$(33.40)

Net loss	(71,319)	(539,689)
Other comprehensive income:
Change in unrealized (losses) gains on interest rate swaps, net of tax	(1,624)	8,542
Comprehensive loss	$(72,943)	$(531,147)
(1)Shares and net loss per share have been retroactively adjusted for all periods presented to reflect the one-for-forty (1-for-40) reverse stock split that became effective on September 20, 2024.

EXHIBIT 99.1
CLARITEV CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities:
Net loss	$(71,319)	$(539,689)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24,546	20,989
Amortization of intangible assets	85,971	85,971
Amortization of the right-of-use asset	1,022	1,264
Loss on impairment of goodwill and intangible assets	—	519,050
Stock-based compensation	6,329	5,694
Deferred income taxes	(52,820)	(56,874)
Non-cash interest costs	11,619	2,885
Loss (gain) on extinguishment of debt	670	(5,913)
Loss on equity investments	—	—
Loss on disposal of property and equipment	350	106
Loss on disposal of leases	3,317	—
Gain on change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(130)
Changes in assets and liabilities:
Accounts receivable, net	(3,708)	(5,885)
Prepaid expenses and other assets	(4,912)	(4,223)
Prepaid taxes	6,747	1,364
Operating lease obligation	(1,121)	(1,296)
Accounts payable, accrued interest, accrued taxes, accrued expenses, legal contingencies and other	(36,747)	26,403
Net cash (used in) provided by operating activities	(30,056)	49,716
Investing activities:
Purchases of property and equipment	(38,866)	(30,544)
Net cash (used in) investing activities	(38,866)	(30,544)
Financing activities:
Repayments of Term Loan B	—	(3,313)
Repurchase of Senior Convertible PIK Notes	—	(14,886)
Issuance of 5.00% Senior Secured Notes	—	—
Taxes paid on settlement of vested share awards	(2,884)	(3,352)
Borrowings on 2025 revolving credit facility	130,000	—
Repayment of 2025 revolving credit facility	(50,000)	—
Purchase of treasury stock	—	(10,370)
Payment of debt issuance costs	(4,267)	—
Borrowings on finance leases, net	—	—
Proceeds from issuance of common stock under Employee Stock Purchase Plan	301	433
Net cash provided by (used in) financing activities	73,150	(31,488)
Net increase (decrease) in cash, cash equivalents and restricted cash	4,228	(12,316)
Cash, cash equivalents and restricted cash at beginning of period	29,672	81,494
Cash, cash equivalents and restricted cash at end of period	$33,900	$69,178

Cash and cash equivalents	$23,129	$58,695
Restricted cash	10,771	10,483
Cash, cash equivalents and restricted cash at end of period	$33,900	$69,178

Noncash investing and financing activities:
Purchases of property and equipment not yet paid	$9,694	$9,692
PIK Interest Added to Long Term Debt Principal	$(10,411)	0
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$(82,003)	$(60,742)
Income taxes, net of refunds	$(2,532)	$(2,260)

EXHIBIT 99.1
CLARITEV CORPORATION
Calculation of EBITDA and Adjusted EBITDA
(in thousands)

	Three Months Ended March 31,
	2025	2024

Net loss	$(71,319)	$(539,689)
Adjustments:
Interest expense	91,636	82,198
Interest income	(488)	(926)
Benefit for income taxes	(18,549)	(21,976)
Depreciation	24,546	20,989
Amortization of intangible assets	85,971	85,971
Non-income taxes	553	528
EBITDA	$112,350	$(372,905)
Adjustments:
Other expenses, net (1)	2,764	641
Loss on disposal of assets, including right-of-use assets	3,667	—
Integration expenses	380	353
Change in fair value of Private Placement Warrants and Unvested Founder Shares	—	(130)
Transformation costs (2)	7,728	—
Transaction costs - Refinancing Transaction	7,792	—
Loss (Gain) on extinguishment of debt	670	(5,913)
Loss on impairment of goodwill and intangible assets	—	519,050
Stock-based compensation, including cRSUs	6,718	5,694
Adjusted EBITDA	$142,069	$146,790
(1)"Other expenses, net" represents miscellaneous non-recurring expenses, impairment of other assets, tax penalties, non-integration related severance costs, and implementation costs for cloud computing arrangements.
(2)"Transformation costs" represents costs directly associated with our multi-year transformation program which include personnel costs as well as non-recurring and duplicative costs.

EXHIBIT 99.1
CLARITEV CORPORATION

Calculation of Unlevered Free Cash Flow and Adjusted Cash Conversion Ratio
(in thousands)

	Three Months Ended March 31,
	2025	2024

Net cash (used in) provided by operating activities	$(30,056)	$49,716
Purchases of property and equipment	(38,866)	(30,544)
Free Cash Flow	(68,922)	19,172
Interest paid	82,003	60,742
Unlevered Free Cash Flow	$13,081	$79,914

Adjusted EBITDA	$142,069	$146,790
Adjusted Cash Conversion Ratio	9%	54%

Net cash (used in) investing activities	$(38,866)	(30,544)
Net cash provided by (used in) financing activities	$73,150	(31,488)